                                                               Exhibit (4)(d)


                             CERTIFICATE OF TRUST OF
                     CMS ENERGY X-TRAS PASS-THROUGH TRUST I


                  THIS Certificate of Trust of CMS Energy X-TRAS Pass-Through Trust I (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, to form a business trust under the Delaware Business Trust Act (12 Del. Code, ss. 3801 et seq.).


                  1. Name. The name of the business trust formed hereby is CMS Energy X-TRAS Pass- Through Trust I.


                  2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration.


                  3. Effective Date. This Certificate of Trust will be effective upon filing with the Secretary of State.


                  IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                      WILMINGTON TRUST COMPANY, not in its
                                      individual capacity but solely as
                                      trustee of the Trust


                                      By: /s/ Debra Eberly
                                         --------------------------------
                                      Name:   Debra Eberly
                                      Title:  Administrative Account Manager

                              STATE OF DELAWARE


                       OFFICE OF THE SECRETARY OF STATE
                                                                     PAGE 1
                     ____________________________________

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST REGISTRATION OF "CMS ENERGY X-TRAS PASS-THROUGH TRUST I", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF NOVEMBER, A.D. 1997, AT 8:30 O'CLOCK A.M.





                                           /s/ Edward J. Freel
                                           ------------------------------------
                                           Edward J. Freel, Secretary of State

                                           AUTHENTICATION:  8772563

                                                     DATE:  11-21-97

[SECRETARY SEAL]

2824478  8100

971399618